Exhibit (23)

CONSENT OF KPMG LLP

Board of Directors
First Union Corporation


        We consent to the incorporation by reference in the Registration
           Statements of (i) First Union Corporation on:

                                    Registration                          Registration
                                       Statement                             Statement
                           Form           Number                  Form          Number
                           ----           ------                  ----          ------

                            S-3         33-50103                   S-8       333-11613
                            S-8         33-54148                   S-8       333-14469
                            S-8         33-54274                   S-3       333-15743
                            S-8         33-54739                   S-3       333-17599
                            S-3         33-56927                   S-4    333-19039-01
                            S-8         33-60835                   S-4       333-20611
                            S-8         33-60913                   S-3       333-34151
                            S-8         33-62307                   S-3       333-35363
                            S-8         33-62399                   S-8       333-36839
                            S-8         33-65501                   S-8       333-37709
                            S-8         333-2551                   S-8       333-44015
                            S-8         333-2561                   S-8       333-50589
                            S-8        333-10179                   S-3       333-50999
                                                                   S-8       333-53549
                                                                   S-3       333-58299
                                                                   S-8       333-59789


(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02); (iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); and (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01) of First Union Corporation of our report dated January 14, 1999, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the 1998 Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 1998 Form 10-K.




KPMG LLP

Charlotte, North Carolina
March 15, 1999